UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2015

XRpro Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Building 200, Suite B2002 Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617) 631-8825
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 31, 2015, in accordance with the terms of the various exchange agreements (the “Series B Preferred Stock Exchange Agreements”) entered into between XRpro Sciences, Inc. (the “Company”), and the holders of its outstanding Series B Preferred Stock, each holder of Series B Preferred Stock  exchanged all of their shares of Series B Preferred Stock for the number of shares of the Company’s common stock determined by dividing the sum of the amount of the holder’s initial investment in the Series B Preferred Stock, plus all accrued and unpaid dividends owed to the holder, by $1.75. All 2,133,947 outstanding shares of the Company’s Series B Preferred Stock, including accrued and unpaid dividends thereon, were exchanged for 3,607,591 shares of the Company’s common stock, resulting in no shares of Series B Preferred Stock remaining outstanding.

In addition, on January 31, 2015 the Company entered into: (i) exchange agreements (the “Series B Preferred Stock and Warrant Exchange Agreements”) with the holders of the warrants that were issued as part of the private placement of the Series B Preferred Stock (the “Existing Series B Warrants”) to exchange both Series B Preferred Stock for Common Stock and their Existing Series B Warrants, (ii) exchange agreements (the “Bridge Warrant Exchange Agreements”) with the holders (the “Bridge Warrant Holders”) of its warrants that were issued in connection with the Company’s bride note financing (the “Existing Bridge Warrants”), and (iii) exchange agreements (the “Placement Agent Exchange Agreements”) with Taglich Brothers, Inc. and its designees (the “Placement Agent Warrant Holders”) that were issued warrants as compensation for the placement agent services provided in connection with the private placement of the Series B Preferred Stock (the “Existing Placement Agent Warrants”). The Existing Series B Warrants, the Existing Bridge Warrants and the Existing Placement Agent Warrants are collectively referred to as the “Existing Warrants”. Pursuant to the terms of the Bridge Warrant Exchange Agreements, the Series B Preferred Stock and Warrant Exchange Agreements and the Placement Agent Exchange Agreements, the Existing Bridge Warrants, the Existing Series B Warrants and the Existing Placement Agent Warrants were exchanged for new warrants (the “Series B Exchange Warrants,” the “Bridge Exchange Warrants” and the “Placement Agent Exchange Warrants”), which have substantially similar terms to the Existing Warrants except that: (i) the exercise price of the Series B Exchange Warrants, the Bridge Exchange Warrants and the Placement Agent Exchange Warrants are 30% less than the exercise price of the Existing Warrants for which they were exchanged (such that: (x) the Bridge Exchange Warrants have an exercise price of $2.10; (y) the Placement Agent Exchange Warrants have an exercise price of $1.925; and (z) the Series B Exchange Warrants have an exercise price of $1.75); (ii) the Bridge Exchange Warrants, the Series B Exchange Warrants and the Placement Agent Exchange Warrants do not contain anti-dilution price protection for issuances of securities at per share prices that are lower than the exercise price; (iii) the Bridge Exchange Warrants, the Series B Exchange Warrants and the Placement Agent Exchange Warrants are assignable by their holders; and (iv) the Bridge Exchange Warrants, the Series B Exchange Warrants and the Placement Agent Exchange Warrants provide for certain buy-in-rights in the event that the Company fails to deliver shares of common stock underlying the warrant in a timely manner.

The foregoing descriptions of the Bridge Exchange Warrants, the Series B Exchange Warrants, the Placement Agent Exchange Warrants, the Series B Preferred Stock Exchange Agreements, the Bridge Warrant Exchange Agreements, the Series B Preferred Stock and Warrant Exchange Agreements, and the Placement Agent Exchange Agreements, are qualified in their entirety by reference to the full text of the Bridge Exchange Warrant, the Series B Exchange Warrant, the Placement Agent Exchange Warrant, the Series B Preferred Stock Exchange Agreement, the Bridge Warrant Exchange Agreement, the Series B Preferred Stock and Warrant Exchange Agreement and the Placement Agent Exchange Agreement, copies of each of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 10.3 and 10.4, respectively.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The common stock and Bridge Exchange Warrants, the Series B Exchange Warrants and the Placement Agent Exchange Warrants issued in exchange for the Series B Preferred Stock and the Existing Warrants were issued in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended.

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Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Name of Exhibit

4.1	Form of Bridge Exchange Warrant
4.2	Form of Series B Exchange Warrant
4.3	Form of Placement Agent Exchange Warrant
10.1	Form of Series B Preferred Stock Exchange Agreement
10.2	Form of Bridge Warrant Exchange Agreement
10.3	Form of Series B Preferred Stock and Warrant Exchange Agreement
10.4	The Placement Agent Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2015	XRpro Sciences, Inc.
(Registrant)

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer

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